Exhibit 99.3

Daishowa-Marubeni International Ltd.

Consolidated statement of comprehensive income

Nine-month period ended September 30, 2018 and 2017

(Unaudited — Stated in Canadian dollars)

	Notes	2018	2017
		$	$
Revenue
Pulp	16	460,852,280	345,097,104
Electricity		8,645,616	5,091,329

		469,497,896	350,188,433

Cost of sales
Materials, labour and other expenses	5, 16	343,487,074	307,632,488
Depreciation		43,801,788	42,681,526

		387,288,862	350,314,014
Business interruption insurance recovery	6	10,500,000	—

Gross profit (loss)		92,709,034	(125,581)
Selling, general and administrative expenses		(4,800,276)	(4,425,802)

Income (loss) before other income (expense)		87,908,758	(4,551,383)

Other income (expense)
Other income	15	11,276,262	5,083,739
Interest income		112,804	26,428
Interest and finance costs		(2,850,240)	(2,593,473)

		8,538,826	2,516,694

Income (loss) before income taxes		96,447,584	(2,034,689)

Income tax (expense) recovery	12
Current		(32,555,306)	(1,319,092)
Deferred		6,890,633	3,163,602

		(25,664,673)	1,844,510

Net income (loss) for the period		70,782,911	(190,179)

Other comprehensive income (loss)
Items that will not be reclassified subsequently to profit or loss
Remeasurement of defined benefit obligation, net of income tax		7,590,467	(1,754,847)
Items that may be reclassified subsequently to profit or loss
Fair value gain on foreign currency hedging instruments, net of income tax		—	5,273,706

Other comprehensive income, net of income tax		7,590,467	3,518,859

Total comprehensive income for the period		78,373,378	3,328,680

The accompanying notes are an integral part of the consolidated financial statements.

Daishowa-Marubeni International Ltd.

Consolidated statement of financial position

(Unaudited — Stated in Canadian dollars)

	Notes		September 30, 2018	December 31, 2017
			$	$
Assets
Current assets
Cash and cash equivalents			15,754,767	9,110,232
Trade and other receivables	4		84,052,491	45,880,392
Inventories	5		85,757,738	90,125,927
Prepaid expenses and other assets			7,330,433	4,998,819
Current portion of derivative financial instruments	17	(f)	1,278,650	324,063

			194,174,079	150,439,433

Non-current assets
Property, plant and equipment	6		466,302,991	465,138,773
Other assets	7		3,654,326	3,758,228
Derivative financial instruments			—	948,444

			469,957,317	469,845,445

			664,131,396	620,284,878

Liabilities
Current liabilities
Trade and other payables	8		45,299,295	38,760,574
Income tax payable			18,446,165	8,074,037
Short-term loans	9		68,943,443	85,368,909
Current portion of long-term loans	10		51,113,314	21,571,642

			183,802,217	153,775,162

Non-current liabilities
Long-term loans	10		—	50,306,584
Other liabilities	11		24,870,303	35,034,434
Deferred income tax	12		76,868,110	80,951,310

			101,738,413	166,292,328

			285,540,630	320,067,490

Equity
Share capital	13		262,000,000	262,000,000
Accumulated other comprehensive income (loss)			7,407,519	(182,948)
Retained earnings			109,183,247	38,400,336

			378,590,766	300,217,388

			664,131,396	620,284,878

The accompanying notes are an integral part of the consolidated financial statements.

Approved by the Board on November 19, 2018:

/s/ Tomoyuki Iida	Director

/s/ Hirotaka Shimada	Director

Daishowa-Marubeni International Ltd.

Consolidated statement of changes in equity

Nine-month period ended September 30, 2018 and 2017

(Unaudited — Stated in Canadian dollars)

	Number of shares issued	Share capital	Retained earnings	Accumulated other comprehensive income		Total
				Post employment benefit reserve	Cash flow hedge reserve
		$	$	$	$	$
Balance, January 1, 2017	12,250,000	262,000,000	27,691,760	3,535,672	(4,329,454)	288,897,978
Net loss and comprehensive income	—	—	(190,179)	(1,754,847)	5,273,706	3,328,680

Balance, September 30, 2017	12,250,000	262,000,000	27,501,581	1,780,825	944,252	292,226,658

Balance, January 1, 2018	12,250,000	262,000,000	38,400,336	(182,948)	—	300,217,388
Net income and comprehensive income	—	—	70,782,911	7,590,467	—	78,373,378

Balance, September 30, 2018	12,250,000	262,000,000	109,183,247	7,407,519	—	378,590,766

The accompanying notes are an integral part of the consolidated financial statements.

Daishowa-Marubeni International Ltd.

Consolidated statement of cash flows

Nine-month period ended September 30, 2018 and 2017

(Unaudited — Stated in Canadian dollars)

	2018	2017
	$	$
Operating activities
Net income (loss) for the period	70,782,911	(190,179)
Adjustment for
Depreciation	43,913,578	42,758,287
(Gain) loss on disposal of property, plant and equipment	(4,341,601)	95,477
Income tax expense (recovery)	25,664,673	(1,844,510)
Unrealized foreign exchange (gain) loss	949,226	(2,438,621)
Interest and finance costs	2,929,185	2,690,171

	139,897,972	41,070,625
Net change in operating working capital items
Trade and other receivables	(38,172,099)	2,998,232
Inventories	3,519,555	6,551,792
Prepaid expenses and other assets	(2,227,712)	(1,796,727)
Trade and other payables	6,591,301	(3,269,802)
Other liabilities	174,429	(76,907)

	109,783,446	45,477,213
Interest paid	(2,902,820)	(2,645,770)
Income taxes paid	(22,183,178)	(8,309)

	84,697,448	42,823,134

Investing activities
Purchases of property, plant and equipment	(44,674,557)	(37,480,994)
Proceeds on disposal of property, plant and equipment	4,846,334	—

	(39,828,223)	(37,480,994)

Financing activities
Decrease of short-term loans	(16,425,466)	15,815,549
Repayment of long-term loans	(21,672,280)	(22,618,549)

	(38,097,746)	(6,803,000)

Effect of exchange rate changes on cash and cash equivalents	(126,944)	421,489

Change in cash and cash equivalents	6,644,535	(1,039,371)
Cash and cash equivalents, beginning of period	9,110,232	8,211,577

Cash and cash equivalents, end of period	15,754,767	7,172,206

Cash and cash equivalents consist of
Cash on hand and on deposits	12,826,392	6,668,885
Interest bearing securities	2,928,375	503,321

	15,754,767	7,172,206

The accompanying notes are an integral part of the consolidated financial statements.

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

September 30, 2018

(Unaudited — Stated in Canadian dollars)

1. Nature of operations

Daishowa-Marubeni International Ltd. (the “Company”) was incorporated in 1969 under the Business Corporations Act (British Columbia). The Company is owned by Marubeni Corporation (“Marubeni”) and Nippon Paper Industries Co., Ltd., each of which owns 50% of the issued and outstanding share capital.

The Company operates a kraft pulp mill in Peace River, Alberta and has a 50% interest in Cariboo Pulp & Paper Company (“CPP”), an unincorporated joint venture that operates a kraft pulp mill in Quesnel, B.C. Substantially all the pulp produced is sold to Marubeni as either principal or agent (Note 16). Both locations also operate power generation facilities, which sell excess power to third parties.

The address of the Company’s registered office and principal place of business is Suite 700, 510 Burrard Street, Vancouver, B.C., Canada, V6C 3A8.

2. Significant accounting policies

These consolidated interim financial statements, including comparative amounts, have been prepared using accounting policies in compliance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the IFRS Interpretations Committee (“IFRIC”), effective at September 30, 2018. These consolidated interim financial statements have been prepared on a historical cost basis except for certain items as explained in the accounting policies set out below. In addition, these consolidated interim financial statements have been prepared using the accrual basis of accounting, except for cash flow information.

The accounting policies applied in these consolidated interim financial statements are the same as those applied in the Company’s consolidated financial statements for the year ended December 31, 2017, except for the following:

2.1 IFRS 15 Revenue from Contracts with Customers

The Company adopted IFRS 15 Revenue from Contracts with Customers as at January 1, 2018. The standard provides for a single model that applies to contracts with customers, as well as two revenue recognition approaches: at a point in time or over time. The model features a contract-based, five-step analysis of transactions to determine whether, when and how much revenue is recognized. New thresholds have been established for estimates and judgments, which may affect the amount of revenue recognized and/or the timing of recognition. As a result, the Company changed its accounting policy for revenue recognition, as detailed in Note 2.3.

(i) Transition

The Company applied IFRS 15 retrospectively, with the cumulative effect of initially applying this standard, if any, recognized as an adjustment to the opening balance of retained earnings at the date of initial application, January 1, 2018. The adoption of IFRS 15 had no material impact on the Company’s previously recognized revenue and, as a result, there is no adjustment to the opening equity or the prior year amounts presented. As a result, the comparative information has not been restated and is reported in accordance with IAS 18 and IAS 11.

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

September 30, 2018

(Unaudited — Stated in Canadian dollars)

2. Significant accounting policies (continued)

2.2 IFRS 9 Financial Instruments

The Company adopted IFRS 9 Financial Instruments as at January 1, 2018. The standard sets out new requirements for the classification and measurement of financial assets and liabilities.

IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing the multiple rules in IAS 39 Financial Instruments:

Recognition and Measurement. The approach in IFRS 9 is based on how an entity manages its financial instruments and the contractual cash flow characteristics of the financial assets. The standard also amends the impairment model by applying a new “expected credit loss” impairment model.

The adoption of IFRS 9 had no material impact to the classification or measurement of financial assets and financial liabilities. In addition, the adoption of this standard did not in any way change the applicability of hedge accounting or the accounting for derivative financial instruments, as the Company is still adopting IAS 39 for hedge accounting.

2.3 Significant accounting policies

Following the initial adoption of IFRS 9 and IFRS 15, as described above, the Company’s significant accounting policies are as follows:

(a) Principles of consolidation/Interest in joint operations

The consolidated financial statements include the accounts of the Company, its 50% proportionate share interest in CPP and its 50% proportionate share interest in Peace River Logging Limited Partnership (“PRLLP”).

A joint operation is a joint arrangement whereby the parties that have joint control over the arrangement have proportionate rights to the assets and obligations for the liabilities relating to the arrangement. Joint control is contractually agreed sharing control of an arrangement, which exists only when decisions about the relevant activities require unanimous consent of the parties sharing control.

When the Company undertakes its activities under joint operations, the Company as a joint operator recognises in relation to its proportionate interest in a joint operation:

•	Its assets, including its share of any assets held jointly,
•	Its liabilities, including its share of any liabilities incurred jointly,
•	Its revenue from the sale of its share of the output arising from the joint operation,
•	Its share of the revenue from the sale of the output by the joint operation, and
•	Its expenses, including its share of any expenses incurred jointly.

The Company accounts for the assets, liabilities, revenues and expenses relating to its interest in a joint operation in accordance with IFRSs applicable to the particular assets, liabilities, revenues and expenses.

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

September 30, 2018

(Unaudited — Stated in Canadian dollars)

2. Significant accounting policies (continued)

When the Company transacts with a joint operation in which the Company is a joint operator, the Company is considered to be conducting the transaction with the other parties to the joint operation, and gains and losses resulting from the transactions are recognised in the Company’s consolidated financial statements only to the extent of other parties’ interests in the joint operation.

When the Company purchases inventory from a joint operation in which the Company is the joint operator, the Company does not recognise its share of the income of the joint operation until it resells the inventory to a third party.

CPP and PRLLP are joint operations.

(b) Foreign currency

The Company’s functional and reporting currency is the Canadian dollar. Transactions in foreign currencies are recorded in the functional currency at the exchange rate at the date of the transaction. Monetary assets and liabilities that are denominated in foreign currencies are translated at the rates prevailing at year-end. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated at the exchange rate on the date of the transaction.

(c) Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, balances held with banks and investments in term deposits with original maturities of 90 days or less.

(d) Inventories

Inventories consist of pulp, logs, chips and operating and maintenance supplies. Pulp is valued at the lower of weighted average cost and net realizable value. Cost includes the cost of raw materials, production labour and indirect costs such as plant overhead, depreciation, freight and other charges to transport the inventory to warehouse facilities. Logs and chip supplies are valued at the lower of average cost and net realizable value. Operating and maintenance supplies are valued at laid down cost less any provision for impairment.

(e) Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation. The Company capitalizes the costs of major replacements, extensions and improvements to property, plant and equipment.

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

September 30, 2018

(Unaudited — Stated in Canadian dollars)

2. Significant accounting policies (continued)

The Company employs the straight-line method for depreciating property, plant and equipment for its Peace River Mill and CPP. Depreciation is provided over the estimated useful lives of the manufacturing assets as follows:

Buildings	10 to 40 years
Pulp mill machinery and equipment and cogeneration equipment	30 to 35 years
Logging machinery and equipment	5 to 20 years
Logging roads and bridges	20 to 40 years
Furniture and equipment	5 to 20 years

Depreciation of the head office equipment and Company houses is computed on the following bases:

Furniture and equipment	20% to 30% declining balance or 3 years straight line
Company houses	10% declining balance

The estimated useful lives, residual values and depreciation method are reviewed at the end of the year.

Property, plant and equipment are tested for recoverability annually or whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If an indication of impairment exists, the recoverable amount of the asset or cash generating unit is estimated. An impairment loss is recognized when the carrying amount of an asset exceeds its recoverable amount. The recoverable amount is the greater of the asset’s fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted at their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. A previously recognized impairment loss is reversed if there is an indication that there has been a change in the original conditions that resulted in the impairment being recognized. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation, if no impairment loss had been recognized.

(f) Provisions

Provisions are recognized if, based on past events, the Company has a present legal or constructive obligation and it is probable that the outflow of economic benefits will be required to settle the obligation and the amount can be reliably estimated.

Provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects the current market assessment of the time value of money and risks specific to the liability.

Both landfill liability and reforestation liabilities and related expenses are estimated and recognized in the cost of inventory as the landfill is used or the timber is harvested.

(g) Income taxes

Income tax expense represents the sum of the tax currently payable and deferred tax. Deferred tax is recognized on temporary differences between the carrying amounts of assets and liabilities in the

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

September 30, 2018

(Unaudited — Stated in Canadian dollars)

2. Significant accounting policies (continued)

consolidated financial statements and the corresponding tax bases used in the computation of taxable income and on the carry-forward of tax losses and tax credits. Deferred income tax liabilities are generally recognized for all taxable temporary differences except to the extent that the deferred tax liability arises from the initial recognition of an asset or liability in a transaction which affects neither accounting nor taxable profit at the time of the transaction. Deferred income tax assets are recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized.

Deferred income tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled.

Current income tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

Current and deferred income tax are recognized as an expense or recovery in profit or loss, except when they relate to items that are recognized outside profit or loss (whether in other comprehensive income or directly in equity), in which case the tax is also recognized outside profit or loss.

(h) Employee benefits

For defined benefit plans, the cost of providing benefits is determined using the projected unit credit method, with actuarial valuations being carried out at the end of each reporting period for accounting purposes.

The retirement benefit liabilities recognized in the consolidated statement of financial position represents the present value of the defined benefit obligation, as reduced by the fair value of plan assets. Any asset resulting from this calculation is limited to the asset ceiling, which is the present value of future economic benefits available to the Company in the form of a reduction in future contributions or a cash refund. All remeasurement gains and losses are recognized through other comprehensive income or loss in the period incurred on a net of tax basis.

The defined benefit plans expose the Company to actuarial risk, such as investment risk, interest rate risk, longevity risk and salary risk.

Payments to defined contribution plans are recognized as an expense when employees have rendered service entitling them to the contributions.

(i) Financial instruments

(i) Recognition and initial measurement

The Company initially recognizes a financial asset or a financial liability on the date it becomes party to the contractual provisions of the instrument. Except for trade receivables that do not contain a significant

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

September 30, 2018

(Unaudited — Stated in Canadian dollars)

2. Significant accounting policies (continued)

financing component, a financial asset or financial liability is initially measured at fair value. If a financial asset or financial liability is not subsequently recognized at fair value through profit or loss, the initial measurement includes transaction costs that are directly attributable to the acquisition or issue of the financial asset or financial liability. Trade receivables that do not contain a significant financing component are initially recognized at their transaction price.

(ii) Classification and subsequent measurement — Non-derivative financial assets

Upon initial recognition, the Company classifies its financial assets as subsequently measured at amortized cost, fair value through other comprehensive income or fair value through profit or loss on the basis of the Company’s business model for managing financial assets and the contractual cash flow characteristics of the financial asset.

Financial assets are reclassified subsequent to their initial recognition only when the Company changes its business model for managing financial assets.

Financial assets measured at amortized cost

The Company classifies cash and cash equivalents as well as trade and other receivables as financial assets measured at amortized cost. A financial asset is subsequently measured at amortized cost using the effective interest method, less impairment losses, if:

•	the financial asset is held within a business model whose objective is to hold financial assets in order to collect contractual cash flows; and
•	the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest.

Interest income, foreign exchange gains or losses, and impairment losses are recognized in profit or loss in the period incurred. Upon derecognition, all gains or losses are also recognized in profit or loss.

Financial assets measured at fair value through other comprehensive income

A financial asset is subsequently measured at fair value through other comprehensive income if:

•	the asset is held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets; and
•	the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest.

The Company may make an irrevocable election at initial recognition for particular investments in equity instruments that would otherwise be measured at fair value through profit or loss to present subsequent changes in fair value in other comprehensive income. This election is made for each separate investment.

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

September 30, 2018

(Unaudited — Stated in Canadian dollars)

2. Significant accounting policies (continued)

These assets are subsequently measured at fair value. For debt instruments measured at fair value through other comprehensive income, interest calculated using the effective interest method, foreign exchange gains and losses, and impairment gains or losses are recognized in profit or loss in the period incurred. Other gains or losses are recognized in other comprehensive income. When the financial asset is derecognized, the cumulative gain or loss previously recognized in other comprehensive income is reclassified to profit or loss as a reclassification adjustment.

For equity instruments measured at fair value through other comprehensive income, dividends are recognized in profit or loss, unless the dividend represents a recovery of part of the cost of the investment. Gains or losses are recognized in other comprehensive income and are never reclassified to profit or loss.

Financial assets measured at fair value through profit or loss

All financial assets not classified as measured at amortized cost or at fair value through other comprehensive income are measured at fair value through profit or loss. This includes all derivative financial assets. The Company may, at initial recognition, irrevocably designate a financial asset as measured at fair value through profit or loss if doing so eliminates or significantly reduces a measurement or recognition inconsistency that would otherwise arise from measuring assets or liabilities or recognizing the gains and losses on them on different bases.

These assets are subsequently measured at fair value, and gains or losses, including interest income or dividend income, are recognized in profit or loss.

(iii) Classification and subsequent measurement — Non-derivative financial liabilities

Financial liabilities are classified as financial liabilities measured at amortized cost or as financial liabilities measured at fair value.

Financial liabilities measured at amortized cost

The Company currently classifies trade and other payables and borrowings as financial liabilities measured at amortized cost. A financial liability is subsequently measured at amortized cost using the effective interest method. Interest expense and foreign exchange gains or losses are recognized in profit or loss. Upon derecognition, all gains or losses are also recognized in profit or loss.

Financial liabilities measured at fair value through profit or loss

Financial liabilities are classified as measured at fair value through profit or loss if they are held for trading, derivative financial liabilities or designated as such upon initial recognition.

Financial liabilities at fair value through profit or loss are subsequently measured at fair value, and gains or losses, including interest expense, are recognized in profit or loss in the period incurred.

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

September 30, 2018

(Unaudited — Stated in Canadian dollars)

2. Significant accounting policies (continued)

(iv) Derecognition

Financial assets

The Company derecognizes a financial asset when the contractual rights to the cash flows from the financial asset expire or when the Company transfers contractual rights to receive the cash flows of the financial asset in a transaction where substantially all the risks and rewards of ownership of the financial asset have been transferred or in a transaction where the Company neither transfers nor retains substantially all the risks and rewards of ownership of the financial asset but does not retain control of the asset. Any rights and obligations created or retained in the transfer by the Company are recognized as separate assets or liabilities.

Financial liabilities

The Company derecognizes a financial liability when the obligation specified in the contract is discharged or cancelled, or expires.

The Company also derecognizes a financial liability when there is a substantial modification of the terms of an existing financial liability or a part of it. In this situation, a new financial liability under the new terms is recognized at fair value, and the difference between the carrying amount of the financial liability or part of the financial liability extinguished and the new financial liability under the new terms is recognized in profit or loss.

(v) Derivative financial instruments and hedge accounting

In the ordinary course of business, the Company may utilize derivative financial instruments to manage foreign currency risk on its U.S. dollar denominated sales. This involves the purchase of foreign exchange forward contracts to hedge anticipated sales to customers and the related accounts receivable. The Company has documented the relationship between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking hedge transactions. The Company assesses both at the inception of the hedge and periodically thereafter, whether the derivatives that are used in hedging transactions are effective in offsetting changes in cash flows of hedged items. Forward exchange contracts designated as hedges of U.S. dollar denominated sales are recorded at fair value with any resulting gain or loss recognized in other comprehensive income or loss until the forecasted transactions occur, then recognized as an adjustment to sales when the hedged transaction occurs.

The Company may also utilize derivative financial instruments to manage foreign currency risk on its foreign currency denominated loans. Although used for the purpose of managing risk, the Company has not designated such contracts as hedges and, accordingly, the changes in fair value of these contracts are recorded as fair value measurement gains or losses in profit and loss in the period.

The Company does not utilize derivative financial instruments for trading or speculative purposes.

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

September 30, 2018

(Unaudited — Stated in Canadian dollars)

2. Significant accounting policies (continued)

(vi) Impairment of financial assets

The Company recognizes a loss allowance for expected credit losses on financial assets measured at amortized cost or at fair value through other comprehensive income.

The Company uses historical patterns for the probability of default, the timing of collection and the amount of the incurred credit loss, which are adjusted based on management’s judgment about whether current economic conditions and credit terms are such that actual losses may be higher or lower than what the historical patterns suggest.

The amount of an impairment loss on a financial asset measured at amortized cost is the difference between the asset’s carrying amount and the present value of estimated future cash flows calculated using the financial asset’s original effective interest rate. Losses are recognized in profit or loss, and applied against trade and other receivables through a loss allowance account.

(j) Fair value measurement

The fair value hierarchy establishes three levels to classify the inputs to valuation techniques used to measure fair value. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are quoted prices in markets that are not active, quoted prices for similar assets or liabilities in active markets, inputs other than quoted prices that are observable for the asset or liability, or inputs that are derived principally from or corroborated by observable market data or other means. Level 3 inputs are unobservable (supported by little or no market activity). The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs.

As at September 30, 2018, the Company’s derivative financial instruments are measured based on Level 2 inputs.

(k) Revenue recognition policy

Revenue is measured based on the consideration promised in a contract with a customer, excluding amounts collected on behalf of third parties. The Company recognizes revenue when it transfers control of a good or service to a customer.

Electricity revenue results from mill-generated power for export to the power grid. Electricity revenue is recognized based on the number of mega-watt hours of power sold at the daily spot rate or contracted price and when reasonable expectation of collection exists.

(I) Key judgement and accounting estimates

The preparation of consolidated financial statements in conformity with IFRS requires management to make critical judgement, estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities at the reporting date. Critical judgment includes the determination of the functional currency. Significant estimates include assessment on useful lives and recoverability of property, plant and equipment, inventory provisions and assumptions used to value post retirement benefits. Actual results could differ from those estimates.

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

September 30, 2018

(Unaudited — Stated in Canadian dollars)

2. Significant accounting policies (continued)

(m) Future accounting changes

The Company has not early adopted these new standards.

(i) Effective for annual periods beginning on or after January 1, 2019.

•	New Standard IFRS 16 Leases

This standard specifies how a company will recognize, measure, present and disclose leases. The standard provides a single leasee accounting model, requiring leasees to recognize assets and liabilities for all leases unless the lease term is 12 months or less or the underlying asset has a low value.

The Company is currently assessing the impact, if any, upon adopting this standard.

3. Joint operation

Summarized financial information regarding the Company’s proportionate share of the CPP joint venture is as follows:

	September 30, 2018	December 31, 2017
	$	$
Current assets	16,640,939	14,809,813
Non-current assets (excluding property, plant and equipment)	—	3,245
Property, plant and equipment, net	82,106,772	71,928,032

	98,747,711	86,741,090

Current liabilities	14,699,778	10,245,377
Non-current liabilities	9,467,495	14,319,830

	24,167,273	24,565,207

	Nine-month period ended September 30, 2018	Nine-month period ended September 30, 2017
	$	$
Cost of sales	112,306,522	99,517,201

The Company’s share of CPP’s contingencies and commitments is limited to its proportionate interest in CPP.

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

September 30, 2018

(Unaudited — Stated in Canadian dollars)

4. Trade and other receivables

	September 30, 2018	December 31, 2017
	$	$
Due from Marubeni Corporation and its subsidiaries	78,704,858	33,209,661
Other receivables	3,084,879	11,612,714
Electricity trade receivables	2,262,754	1,058,017

	84,052,491	45,880,392

Other receivables include insurance proceeds receivable, Goods and Service Tax receivable, Harmonized Sales Tax receivable and other miscellaneous receivables.

The average credit periods on pulp sales and electricity sales are 60 days and 30 days, respectively.

5. Inventories

	September 30, 2018	December 31, 2017
	$	$
Logs, chips, chemicals and fuel	32,706,771	44,551,404
Pulp	33,445,176	26,434,676
Parts and supplies	19,605,791	19,139,847

	85,757,738	90,125,927

The amount of inventories recognized as an expense during the nine-month period ended September 30, 2018 was $361,595,342 ($334,320,251 for September 30, 2017). The cost of inventories recognized as an expense during the nine-month period ended September 30, 2018 includes $636,560 ($9,798,017 for September 30, 2017) in respect of write-downs of inventory to net realizable value. As at September 30, 2018, pulp inventory includes the amount carried at fair value less cost to sell in the amount of $1,059,152 ($nil as at December 31, 2017).

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

September 30, 2018

(Unaudited — Stated in Canadian dollars)

6. Property, plant and equipment

	Land	Buildings	Pulp mill machinery building and equipment	Logging machinery and equipment	Logging road and bridges	Furniture and equipment	Cogeneration equipment	Total
	$	$	$	$	$	$	$	$
Cost
As at January 1, 2017	3,051,766	1,060,787	1,356,095,836	8,039,272	36,719,650	495,595	9,995,924	1,415,458,830
Additions	—	52,153	41,903,731	953,312	—	19,454	—	42,928,650
Disposals	(4,861)	(50,022)	(29,071,240)	(21,641)	—	—	—	(29,147,764)

As at December 31, 2017	3,046,905	1,062,918	1,368,928,327	8,970,943	36,719,650	515,049	9,995,924	1,429,239,716
Additions	—	—	43,805,157	869,400	—	—	—	44,674,557
Disposals	—	—	(10,056,612)	—	—	—	—	(10,056,612)

As at September 30, 2018	3,046,905	1,062,918	1,402,676,872	9,840,343	36,719,650	515,049	9,995,924	1,463,857,661

Accumulated depreciation
As at January 1, 2017	—	814,679	909,607,988	4,446,553	17,570,530	376,435	1,697,327	934,513,512
Expense	—	25,396	54,182,380	580,960	2,227,897	37,206	523,377	57,577,216
Disposals	—	(49,363)	(27,918,963)	(21,459)	—	—	—	(27,989,785)

As at December 31, 2017	—	790,712	935,871,405	5,006,054	19,798,427	413,641	2,220,704	964,100,943
Expense	—	20,415	39,667,043	404,200	2,644,049	32,035	237,863	43,005,605
Disposals	—	—	(9,551,878)	—	—	—	—	(9,551,878)

As at September 30, 2018	—	811,127	965,986,570	5,410,254	22,442,476	445,676	2,458,567	997,554,670

Carrying amount
As at January 1, 2017	3,051,766	246,108	446,487,848	3,592,720	19,149,120	119,160	8,298,597	480,945,319
As at December 31, 2017	3,046,905	272,206	433,056,922	3,964,889	16,921,223	101,408	7,775,220	465,138,773

As at September 30, 2018	3,046,905	251,791	436,690,302	4,430,089	14,277,174	69,373	7,537,357	466,302,991

During the period ended September 30, 2017, the Company experienced equipment breakdowns at the CPP and Peace River mills causing each mill to cease production for seven days and 52 days, respectively. During the nine-month period ended September 30, 2018, the Company received additional business interruption insurance proceeds of $10,500,000 ($nil for September 30, 2017), net of the deductible of $40,306 ($nil for September 30, 2017), in connection with the fiscal 2017 breakdowns.

During the period ended September 30, 2018, the Company received approximately $5 million ($nil for September 30, 2017) as additional equipment damage insurance proceeds related to the replacement of equipment damaged in the CPP mill breakdown. This amount, less the net book value of the replaced equipment, has been recorded as gain on disposal of property, plant and equipment.

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

September 30, 2018

(Unaudited — Stated in Canadian dollars)

6. Property, plant and equipment (continued)

The Company continues to negotiate additional insurance proceeds related to both business interruption and replacement of damaged equipment. To the extent that the Company successfully negotiates additional coverage, these amounts will be recorded in the consolidated financial statements in the period received or receivable.

7. Other assets

	September 30, 2018	December 31, 2017
	$	$
Common use bridge, net of accumulated amortization of $7,133,782 ($6,981,256 as at December 31, 2017) (a)	2,866,218	3,018,744
Other	788,108	739,484

	3,654,326	3,758,228

(a)

An amount of $10,000,000 was contributed to the Alberta Government to construct a bridge over the Peace River for the hauling of logs and wood chips to the Company’s Peace River Mill. The amount is amortized on a straight-line basis over the shorter of the estimated life of the bridge or mill from the commencement of its usage. As at September 30, 2018, the estimated remaining life is approximately 14 years and 3 months.

8. Trade and other payables

	September 30, 2018	December 31, 2017
	$	$
Due to Marubeni Corporation and its subsidiaries	35,838	370,468
Due to third parties	45,263,457	38,390,106

	45,299,295	38,760,574

The average credit period on purchases is 30 days. Due to third parties includes the reforestation obligation in amount of $488,000 as at September 30, 2018 ($488,000 as at December 31, 2017).

9. Short-term loans

	September 30, 2018	December 31, 2017
	$	$
Syndicated bank loans (a)	68,000,000	85,000,000
Other	943,443	368,909

	68,943,443	85,368,909

(a)

A shareholder of the Company has provided a guarantee for the revolving credit facility. Interest rates are set based on the bank’s funding cost plus a commercial percentage. As at September 30, 2018, the Company had unused lines of credit amounting to $112,000,000 ($95,000,000 as at December 31, 2017).

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

September 30, 2018

(Unaudited — Stated in Canadian dollars)

10. Long-term loans

	September 30, 2018	December 31, 2017
	$	$
Mizuho US$ syndicated bank loan (a) (September 30, 2018—US$14,945,000; December 31, 2017—US$22,735,000)	19,280,458	28,480,260
Mizuho CDN$ syndicated bank loan (b)	21,508,232	30,027,531
DBJ US$ loan (c) (September 30, 2018—US$8,003,000; December 31, 2017—US$10,669,000)	10,324,624	13,370,435

	51,113,314	71,878,226
Less: current portion	(51,113,314)	(21,571,642)

	—	50,306,584

(a)

Interest rates are based on the bank’s funding cost plus a commercial percentage. Principal repayment of US$3,895,000 semi-annually on March 19 and September 19, with the remaining balance due on March 19, 2019. As at September 30, 2018, the interest rate on this facility was 2.963% (2.313% as at December 31, 2017). A shareholder of the Company has provided a guarantee for the bank loan.

(b)

Interest rates are based on the bank’s funding cost plus a commercial percentage. Principal repayment of $4,275,000 semi-annually on March 19 and September 19, with the remaining balance due on March 19, 2019. As at September 30, 2018, the interest rate on this facility was 2.632% (2.137% as at December 31, 2017). A shareholder of the Company has provided a guarantee for the bank loan.

(c)

Interest rates are set semi-annually based on the LIBOR rate plus a commercial percentage. Principal repayment of US$1,333,000 semi-annually on March 27 and September 27, with the remaining balance due on March 27, 2019. As at September 30, 2018, the interest rate on this facility was 3.26538% (2 .16711% as at December 31, 2017). A shareholder of the Company has provided a guarantee for the bank loan.

Principal repayments of long-term debt required in the next year are as follows:

	USD	CDN	Total CDN
	$	$	$
2019	22,948,000	21,525,000	51,153,163
Less: deferred transaction costs			(39,849)

	22,948,000	21,525,000	51,113,314

11. Other liabilities

	September 30, 2018	December 31, 2017
	$	$
Accrued pension and other benefits liability (Notes 14(a) and (b))	19,576,100	29,696,700
Landfill reclamation liability (a)	4,092,818	3,960,220
Other	1,054,498	1,120,172
Capital lease and conditional sales contracts payable	146,887	257,342

	24,870,303	35,034,434

(a)

Landfill reclamation liability relate to the Company’s obligations to remediate the landfill sites at both CPP and Peace River mills. For the nine-month period ended September 30, 2018, the Company recorded accretion expense in the amount of $59,340 ($44,194 for September 30, 2017) and amortization of the landfill assets of $14,289 ($19,264 for September 30, 2017) .

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

September 30, 2018

(Unaudited — Stated in Canadian dollars)

12. Income taxes

The provision for income taxes reported in the statement of comprehensive income differs from the amounts computed by applying the Canadian federal and provincial income tax rates to the income before tax due to the following:

	Nine-month period ended September 30, 2018	Nine-month period ended September 30, 2017
	$	$
Income (loss) before income taxes	96,447,584	(2,034,689)

Statutory tax rate	27.00%	26.67%

Income tax expense based on above rates	26,040,848	(542,638)
Reversal of tax provisions in respect of prior years’ reassessments	(469,431)	(710,707)
Effect of change in enacted tax rates	—	1,175,788
Effect of non-deductible (non-taxable) items	180,883	(389,587)
Change in unrecognized deferred tax assets	117,741	(411,311)
Other	(205,368)	(966,055)

	25,664,673	(1,844,510)

The components of deferred income taxes are as follows:

	September 30, 2018	December 31, 2017
	$	$
Deferred income tax assets
Deductible temporary differences	8,525,852	10,085,545
Deferred income tax liabilities
Taxable temporary differences (a)	(85,393,962)	(91,036,855)

Deferred income tax, net	(76,868,110)	(80,951,310)

(a)	Taxable temporary differences are comprised primarily of accounting versus tax differences relating to the value of the Company’s property, plant and equipment.

Deferred tax assets not recognized at September 30, 2018, are summarized as follows:

	September 30, 2018	December 31, 2017
	$	$
Deferred income tax assets related to
Net capital losses	3,186,983	2,942,098
Unrealized foreign exchange loss in capital account	564,369	630,954

	3,751,352	3,573,052

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

September 30, 2018

(Unaudited — Stated in Canadian dollars)

12. Income taxes (continued)

The Company has capital losses of approximately $23,607,284 for the nine-month period ended September 30, 2018 ($21,793,318 for September 30, 2017) which are available to apply against future taxable capital gains should they be realized. The income tax benefit relating to these net capital losses has not been recognized in the consolidated financial statements as their realization is uncertain.

13. Share capital

(a) Authorized share capital

12,000,000,000,000 Class A common shares without par value

12,000,000,000,000 Class B common shares without par value

25,000,000 Class C common shares, par value $1

200,000 Class A preferred shares, non-cumulative, convertible to Class A common shares, redeemable at par, par value $1,000

200,000 Class B preferred shares, non-cumulative, convertible to Class B common shares, redeemable at par, par value $1,000

100,000 Class C preferred shares, non-cumulative, retractable, redeemable at fair market value of consideration received by the Company for the issuance of Class C preferred shares, par value $0.01

The Class A and B preferred shares rank equally and prior to the Class C preferred shares, which rank prior to the common shares in the event of liquidation, dissolution or wind-up. Class C preferred shares are entitled to receive an amount equal to the redemption amount and any dividends declared and unpaid, after Class A and Class B preferred shares have received the redemption amount together with any dividends declared and unpaid, and before any amount is paid or assets distributed to common shares. No dividends shall be paid on any other class of shares of the Company, if to do so would reduce the value of the net assets of the Company to less than the total redemption amount of all the Class C preferred shares issued and outstanding at that time.

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

September 30, 2018

(Unaudited — Stated in Canadian dollars)

13. Share capital (continued)

(b) Issued and outstanding share capital

Issued and outstanding shares as at September 30, 2018 and December 31, 2017, are as follows:

	Shares	Amount
		$
Preferred
Class A	125,000	125,000,000
Class B	125,000	125,000,000

	250,000	250,000,000
Common
Class C	12,000,000	12,000,000

	12,250,000	262,000,000

14. Pension costs and obligations

(a) The Company has defined benefit plans covering substantially all employees at the Peace River Mill and Head office. Under the defined benefit plans, pension benefits are based on employees’ earnings and years of service.

The Company measures its accrued benefit obligation and the fair value of plan assets for accounting purposes as at December 31 of each year. The most recent actuarial valuation of the pension plans for funding purposes was December 31, 2016, and the next required valuation will be as of December 31, 2019.

Information about the Company’s defined benefit plan is as follows:

	September 30, 2018	December 31, 2017
	$	$
Accrued benefit obligation	(82,759,700)	(84,838,600)
Fair value of plan assets	71,973,000	68,709,100

Net liability arising from defined benefit obligation	(10,786,700)	(16,129,500)

The net liability arising from the above defined benefit obligation plus the Company’s portion of CPP’s (Note 14(b)) has been included in other liabilities on the Company’s consolidated statement of financial position (Note 11).

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

September 30, 2018

(Unaudited — Stated in Canadian dollars)

14. Pension costs and obligations (continued)

Amounts recognized in the consolidated statement of comprehensive income in respect of these defined benefit plans is as follows:

	Nine-month period ended September 30, 2018	Nine-month period ended September 30, 2017
	$	$
Current service cost	2,896,500	2,453,300
Interest cost, net	367,600	268,800
Administrative expense	165,000	150,000

	3,429,100	2,872,100

Amounts recognized in the other comprehensive income is as follows:

	Nine-month period ended September 30, 2018	Nine-month period ended September 30, 2017
	$	$
Remeasurement (gain) loss, net of tax	(3,958,060)	2,073,200

(b) CPP has a number of defined benefit and defined contribution plans providing pension, other retirement and post-employment benefits to most of its employees.

(i) Defined benefit plans

CPP measures its accrued benefit obligation and the fair value of plan assets for accounting purposes as at December 31 of each year. The most recent actuarial valuation of the pension plans was as of December 31, 2016, and the next required valuation will be as of December 31, 2019.

Information about the Company’s portion of CPP’s defined benefit plans is as follows:

	September 30, 2018	December 31, 2017
	$	$
Accrued benefit obligation	(43,980,900)	(47,833,250)
Fair value of plan assets	35,191,500	34,266,050

Net liability arising from defined benefit obligation	(8,789,400)	(13,567,200)

The net liability arising from the above defined benefit obligation plus the Company’s plan described in Note 14(a) have been included in other liabilities on the Company’s consolidated statement of financial position (Note 11).

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

September 30, 2018

(Unaudited — Stated in Canadian dollars)

14. Pension costs and obligations (continued)

Amounts recognized in the consolidated statement of comprehensive income in respect of these defined benefit plans are as follows:

	Nine-month period ended September 30, 2018	Nine-month period ended September 30, 2017
	$	$
Current and past service cost	1,112,100	1,077,200
Interest cost, net	298,200	368,200
Administrative expense and other	38,600	33,000

	1,448,900	1,478,400

Amounts recognized in the other comprehensive income is as follows:

	Nine-month period ended September 30, 2018	Nine-month period ended September 30, 2017
	$	$
Remeasurement gain, net of tax	(3,632,407)	(318,353)

(ii) Defined contribution plans

The Company’s portion of the total expense for CPP’s defined contribution plans for the nine-month period ended September 30, 2018 is $757,684 ($716,183 for September 30, 2017)

15. Other income

	Nine-month period ended September 30, 2018	Nine-month period ended September 30, 2017
	$	$
Fair value gain (loss) on derivative financial instruments (a)	441,076	(961,524)
LSSI income (b)	2,176,987	1,547,634
Gain on sales of emission performance credits (c)	2,289,547	1,775,040
Bioenergy Producer Program income (d)	—	2,264,581
Gain (loss) on disposal of property, plant and equipment (Note 6)	4,341,601	(95,477)
Foreign exchange gain	332,030	22,067
Miscellaneous	1,695,021	531,418

	11,276,262	5,083,739

(a)	In order to reduce the Company’s exposure to foreign currency risk related to foreign currency denominated long-term loans, the Company uses forward foreign exchange contracts (Note 17(f)).

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

September 30, 2018

(Unaudited — Stated in Canadian dollars)

15. Other income (continued)

(b)

In June 2013, the Company entered into a two-year load shed services for imports agreement (“LSSI”) with Alberta Electric System Operator (“AESO”). Under the agreement, the Company agreed to provide load shed services upon AESO’s request. On July 1, 2015, the agreement was renewed for three years until June 2018, and subsequently extended to December 31, 2018. On October 30, 2018, the Company was formally advised that it was not successful in renewing the agreement beyond December 31, 2018 and there was no avenue for appealing this decision.

(c)

The Alberta Government enacted the Specified Gas Emitters Regulations in 2007. The regulation requires companies operating in Alberta with excess greenhouse gas emissions over a prescribed threshold to reduce their CO2 emissions. The regulation also permits companies, who reduced their emissions more than their emission reduction target, to sell their emission performance credits to other companies.

(d)

The Alberta Government started the Bioenergy Producer Program (“BPP”) to support bioenergy production capacity in Alberta in order to reduce greenhouse gas emission from the use of fossil fuel alternatives and create value added opportunities with economic benefits. The program applied to bioenergy production in Alberta from April 1, 2016 to September 30, 2017.

16. Related party transactions

Transactions and account balance with related parties not disclosed elsewhere in these consolidated financial statements are as follows:

	Nine-month period ended September 30, 2018	Nine-month period ended September 30, 2017
	$	$
Related party transactions
Sales to Marubeni Corporation	119,826,045	103,342,192
Fees to Marubeni Corporation and its subsidiaries, included in cost of sales	10,197,218	7,253,885

17. Financial instruments and risk management

(a) Fair value

The carrying value of cash and cash equivalents, trade and other receivables, short-term loans, trade and other payables and long-term loans, as reflected in the consolidated statement of financial position approximates their respective fair values due to the short-term maturity of these instruments or their variable market rates of interest.

(b) Interest rate risk

The short-term and long-term loans bear interest at rates that fluctuate due to changes in market interest rates. As a result, fluctuations in interest rates will effect interest expense and cash flow. The Company does not use derivative instruments to reduce its exposure to interest rate risk.

(c) Foreign currency risk

The Company is exposed to foreign currency risk on unhedged balances held in cash and cash equivalents, trade and other receivables, trade and other payables and long-term loans as they are denominated in other currencies, primarily the U.S. dollar.

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

September 30, 2018

(Unaudited — Stated in Canadian dollars)

17. Financial instruments and risk management (continued)

The Company holds the following carrying amounts of U.S. dollar assets and liabilities. The table shows the Company’s U.S. dollar currency risk exposure:

	September 30, 2018	December 31, 2017
	$	$
Cash and cash equivalents	4,298,727	3,988,217
Trade and other receivables	79,078,457	33,811,109
Trade and other payables	(1,705,539)	(3,242,590)

	81,671,645	34,556,736
Long-term loans	(29,628,163)	(41,922,020)
Less: hedged portion	10,328,804	13,386,670

	62,372,286	6,021,386

The Company utilizes derivative financial instruments to manage a portion of the foreign currency risk on U.S. dollar denominated sales and foreign currency denominated loans (Note 17(f)).

(d) Credit risk

Credit risk is the risk that a counterparty will fail to perform its obligations as they come due. The Company’s exposure to credit risk is indicated by the carrying amounts of its cash and cash equivalents and trade and other receivables. Marubeni acts as either a sales agent or a principal purchaser for the majority of the Company’s pulp sales transactions where Marubeni provides credit guarantee arrangements. Cash and cash equivalents are held by major financial institutions. Accordingly, the Company’s exposure to credit risk has historically not been significant.

The Company did not have any past due or impaired trade and other receivables as at September 30, 2018 or December 31, 2017.

(e) Liquidity risk

The Company’s objective is to have sufficient liquidity to meet its liabilities when they come due. The Company monitors its cash balances and cash flows generated from operations to meet its requirements. As at September 30, 2018 and December 31, 2017, the most significant financial liabilities are trade and other payables, short-term loans and long-term loans.

(f) Derivative financial instruments

In order to reduce its exposure to foreign currency risk related to foreign currency denominated long-term loans and sales, the Company may use forward foreign exchange contracts. For forward foreign exchange hedge contracts for the U.S. dollar denominated loan, the Company recorded a fair value measurement gain of $441,076 for the nine-month period ended September 30, 2018 (loss of $961,524 for September 30, 2017). For forward foreign exchange hedge contracts for sales, the Company recognized in other comprehensive income, a fair value measurement gain, net of income tax expense, of $nil for the nine-month period ended September 30, 2018 ($5,273,706 for September 30, 2017).

Daishowa-Marubeni International Ltd.

Notes to the consolidated financial statements

September 30, 2018

(Unaudited — Stated in Canadian dollars)

17. Financial instruments and risk management (continued)

The following table presents the notional amounts and fair values of the derivative financial instruments held by the Company for the loan hedges:

	September 30, 2018		December 31, 2017
	Notional amount	Estimated fair value asset	Notional amount	Estimated fair value asset
	US$	$	US$	$
U.S. dollar loan	8,003,000	1,278,650	10,669,000	1,272,507

(g) Capital management

The Company manages its capital to ensure that it will be able to continue as a going concern while applying surplus cash generated from operations to loan repayments. The capital structure of the Company consists of net debt (i.e. loans less cash and cash equivalents) and equity.

18. Contingencies and commitments

(a)

The Company, in the normal course of operations, may be involved in certain claims and contingencies. In management’s estimate, any resulting liability would not have a material adverse effect on the Company’s financial position, results of operations or cash flows.

(b)

The Company has an outstanding irrevocable standby letter of credit for $1,065,781 as at September 30, 2018 ($1,117,951 as at December 31, 2017). The letter of credit is provided to utility companies as a payment guarantee.